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                                                                 EXHIBIT 10.48



                         FOOTHILL CAPITAL CORPORATION

                              6.53% Senior Note,
                              Due July 24, 1997

No. R-4                                                           July 24, 1995

$7,500,000                                                     PPN 34511 = BU 4

FOOTHILL CAPITAL CORPORATION, a California corporation (the "Company"), for value received, hereby promises to pay to

                                  CIG & CO.

                            or registered assigns
                    on the twenty-fourth day of July, 1997
                           the principal amount of

           SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.53% per annum from the date hereof until maturity, payable semi-annually on the twenty-fourth day of each January and July in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium (if any) and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.53% per annum after the due date whether by acceleration or otherwise, until paid.

        Both the principal hereof and interest hereon are payable at the principal office of the Company in Los Angeles, California in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium (if any) or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Los Angeles, California or New York, New York are required by law to close or are customarily closed.

        This Note is one of the Company's $65,000,000 aggregate principal amount 6.53% Senior Notes, due July 24, 1997 (the "Notes") issued or to be issued under and pursuant to the terms and provisions of the separate and several Note Agreements, each dated as of July 1, 1995 (collectively, the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled





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equally and ratably with the holders of all other Notes outstanding under the
Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

        This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

        The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium (if any) set forth in the Note Agreements.

        This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium (if any) and interest on this Note shall be made only to or upon the order in writing of the registered holder.

        THIS NOTE AND SAID NOTE AGREEMENTS ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.


                                   FOOTHILL CAPITAL CORPORATION



                                   By   /s/ D.C. WILTON
                                     -----------------------------
                                     Its Executive Vice President


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